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                                                                     EXHIBIT 5.1

      [Letterhead of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P.]



                                February 8, 2002

Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

            We have acted as counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities, (i) common stock ("Common Stock"), (ii) preferred stock ("Preferred Stock"), (iii) debt securities ("Debt Securities"), (iv) limited guarantees of certain Trust Preferred Securities ("Guarantees"), (v) warrants to purchase debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing ("Warrants"), (vi) contracts for the purchase or sale of debt or equity securities issued by the Company or third parties, a basket of such securities, an index or indices of such securities or any combination of the above, currencies or commodities ("Purchase Contracts") and (vii) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities ("Units"), of the Company, having an aggregate initial public offering price not to exceed U.S. $3,000,000,000, on terms to be determined at the time of the offering. The Debt Securities will be issued pursuant to (i) a senior indenture dated as of May 10, 1999 (the "Senior Indenture"), or (ii) a subordinated indenture dated as of March 1, 1998 (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures"), each originally entered into by the Company or a predecessor of the Company and The Chase Manhattan Bank (now JPMorgan Chase
Bank), as trustee, and each as the same has been and may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities. In addition, the Debt Securities, Preferred Stock, Warrants, Purchase Contracts and Units may be convertible into or exercisable for Common Stock of the Company. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Purchase Contracts and Units are collectively referred to herein as the "Securities". All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
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                  In arriving at the opinions expressed below, we have examined
(i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Senior Indenture and the Subordinated Indenture, each as supplemented to date (the "Existing Senior Indenture" or the "Existing Subordinated Indenture", as the case may be, and, collectively, the "Existing Indentures"), (v) the form of Warrant Agreement to be used in connection with any issuance of Warrants, (vi) the forms of Purchase Contract Agreement and Pledge Agreement to be used in connection with any issuance of Purchase Contracts, and (vii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iv) the authenticity of the originals of such documents, and (v) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

                  In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) the Certificate of Incorporation and By-laws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any Certificate of Designation in respect of Preferred Stock will be in conformity therewith and with applicable law, (ii) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the "DGCL"), the third sentence of Section 152 of the DGCL, and
Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision; (iii) any Supplemental Indenture to either Existing Indenture pursuant to which any Debt Securities are issued will comply with such Existing Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Existing Indenture as then supplemented (including by such Supplemental Indenture); and (iv) the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, Warrants, Purchase Contracts or Units, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) guaranteed thereby (in the case of the Guarantees) or comprising the same or subject thereto (in the case of the Warrants, Purchase Contracts and Units), the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Purchase Contract Agreement, Pledge Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, its Certificate of Incorporation or by-laws, any applicable law, rule, regulation, order, judgment,



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decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees (and, with respect to such Guarantees, also in the case of the obligations guaranteed thereby). In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

                  Based on the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

                  1. With respect to authorized but unissued Common Stock, assuming the (a) taking of all necessary corporate action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of such Common Stock upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

                  2. With respect to authorized but unissued Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, and (c) due issuance and delivery of such series of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

                  3. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (b)
(i) the Amended and Restated Declaration of Trust pursuant to which the Guarantees will be issued, and (ii) the Guarantees with respect to Trust Preferred Securities issued pursuant to an Amended and Restated Declaration of Trust, have been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) due execution, issuance and delivery of the Guarantees upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company.




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                  4. With respect to any series of Debt Securities to be issued under the Existing Senior Indenture, when (a) the Existing Senior Indenture, all then existing supplements thereto and the applicable Supplemental Indenture thereto, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Existing Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Existing Senior Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

                  5. With respect to any series of Debt Securities to be issued under the Existing Subordinated Indenture, when (a) the Existing Subordinated Indenture, all then existing supplements thereto and the applicable Supplemental Indenture thereto, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Existing Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Existing Subordinated Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

                  6. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Warrants upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

                  7. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company.




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                  8. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Units upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Units will be validly issued.

                  The validity and enforceability of any of the obligations of the Company in respect of the Debt Securities, the Guarantees, the Warrants and the Purchase Contracts are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). In addition, we express no opinion as to any provision that (a) relates to severability or separability,
(b) purports to require all amendments, supplements or waivers to be in writing, or (c) relates to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules.

                  With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company denominated in a currency other than U.S. dollars, we note that
 (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Supplemental Indenture, each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, each Purchase Contract Agreement and Pledge Agreement to be used in connection with an issuance of Purchase Contracts, and any unit agreement to be used in connection with an issuance of Units, and at the time of the issuance and delivery of each Security (a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Supplemental Indenture, Certificate of Designation, Warrant Agreement, Purchase Contract Agreement, Pledge Agreement, unit agreement, or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been



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prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

                  We express no opinion other than as to the laws of the State of New York, the DGCL, and to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                       Very truly yours,


                                       /s/ Andrews & Kurth
                                       Mayor, Day, Caldwell & Keeton L.L.P.


1198/1580 (NY Only)/2698




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